LONE MOUNTAIN MINES, INC.

SELLING STOCKHOLDERS PROSPECTUS

Date of Prospectus:  January 16, 2009

Securities Being Offered

Up to 11,334,663 Shares of Common Stock. There is currently no public trading market for the Company’s common stock.  Until such time as a market does develop, Selling Stockholders will sell their Shares at $0.30 per share.  If the Company’s common stock is listed or quoted on a public exchange, or other such market, Selling Stockholders will then sell their shares at market prices.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued

There are currently 16,735,000 common shares issued and outstanding and 147 stockholders, of which 11,334,663 shares are being offered hereunder. There are no preferred shares issued.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders.

The sale of securities by Selling Stockholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the Shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus the period of distribution of such securities may occur over an extended period of time. The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS

3

SUMMARY

3

RISK FACTORS

4

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

11

DILUTION

11

SELLING STOCKHOLDERS

11

PLAN OF DISTRIBUTION

22

DESCRIPTION OF SECURITIES TO BE REGISTERED

22

INTERESTS OF NAMED EXPERTS AND COUNSEL

23

INFORMATION WITH RESPECT TO THE REGISTRANT

24

DESCRIPTION OF BUSINESS

24

DESCRIPTION OF PROPERTIES

29

MINING PROPERTIES

29

LEGAL PROCEEDINGS

34

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  34

FINANCIAL STATEMENTS

36

SUMMARY FINANCIAL INFORMATION

6

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF OPERATIONS  7

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

11

EXECUTIVE COMPENSATION

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES    15

SUMMARY INFORMATION, RISK FACTORS

The following summary is only a shortened version of the more detailed information, exhibits, and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 11,334,663 shares of common stock (the “Shares”) of Lone Mountain Mines, Inc.. The Shares are being offered by Selling Stockholders listed in this Prospectus. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders. The Shares were acquired by the Selling Stockholders directly from the Company in private offerings that were relied upon as being exempt from registration under Section 4(2), Regulation D of the Securities Act of 1933, as amended (the “Act”).

There is no established market for the Company’s securities. Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB), the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock will ever develop or be sustained.

Our Company

Lone Mountain Mines, Inc. (“Lone Mountain” or the "Company") (formerly Wannigan Ventures, Inc.) is a Nevada corporation formed on August 15, 2003. Its principal place of business is located at 1174 Manitou Dr., NW, Fox Island, WA 98333. The Company was organized to engage in any lawful corporate business. We are a mineral exploration company exploring for polymetallics, that is, precious and base metal targets. Please see “Description of Business” located elsewhere in this Prospectus for a complete description of our business.

We maintain mailing and executive offices located at 1174 Manitou Dr. NW, PO BOX 363, Fox Island, Washington, 98333, and our telephone number is (253) 549-4336

Our registered office in Nevada is located at 7230 Indian Creek Lane, Ste 201, Las Vegas, Nevada 89149.

The Offering

Common Stock Offered for Resale:  11,334,663 common shares

Securities to be outstanding after this Offering:  16,735,000 common shares. There are no preferred shares issued.

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

We cannot guarantee that an active trading market will develop for our common stock.

There is currently no public market for our common stock and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have a long-term investment intent and should recognize that it may be difficult to sell the Shares.

The shares being offered are defined as "penny stock," and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We lack operating revenue which may cause our business to fail.

Since the Company's principal activities to date have been primarily limited to organizational activities, and acquiring a property with potential for developing a drilling program, Lone Mountain Mines, Inc. has earned no revenues. Consequently, there is limited operating history upon which to base an assumption that the Company will be able to achieve its business plans, which could cause a Prospective Investor to lose his or her entire investment. The Company has a net loss and deficit accumulated during this development stage through September 30, 2008 of $204,345.

We are reliant on our two Officers and Directors.

Our Chief Executive Officer and President, Mr. Kevin Murphy, and CFO and Secretary, Mr. Howard Bouch, currently make all the final decisions regarding the acquisition, development and exploration of properties in which the Company will invest. In particular, they make the decisions regarding: (i) whether to purchase a certain property; (ii) whom would be retained to do a geological survey to ascertain the property’s viability; and (iii) whether a property should be designated as a property in which to expend exploration dollars.

The Company is wholly dependent, at the present, upon the personal efforts and abilities of Mr. Murphy and Mr. Bouch, who will exercise control over the day to day affairs of the Company, but are engaged in other activities, and devote limited time to the Company’s activities.  This situation will continue until the Company’s business warrants and the Company is able to afford an expanded staff. There can be no assurance given that the volume of business necessary to employ all essential personnel on a full-time basis will be obtained nor that the Company’s proposed operations will prove to be profitable. The Company will continue to be highly dependent on the continued services of its executive officers, and a limited number of other senior management and technical personnel. Loss of the services of one or more of these individuals could have a material adverse effect on the Company’s operations. As Mr. Murphy and Mr. Bouch are involved in other business opportunities, they may face a conflict in selecting between Lone Mountain Mines, Inc. and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Murphy and/or Mr. Bouch to other pursuits without a sufficient warning, we may, consequently, go out of business.

We are still a development stage company and there is no guarantee that we will be successful in implementing our business plan.

Lone Mountain Mines, Inc. was incorporated on August 15, 2003. The Company operates on a December 31 fiscal year. Currently, the Company has no employees and is being operated by its two Directors, Mr. Kevin Murphy and Mr. Howard Bouch.  The Company is in its initial stages of development with no income.

We have only limited management personnel and we are still engaged in structuring our management and our proposed operations. We have a limited operating history that can be evaluated by Prospective Investors.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including our ability to successfully find and bring to a feasibility study status, costs and general economic conditions such as the spot price of the minerals found. There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

Our officers have limited experience in our industry and we may be forced to rely on consultants.

Mr. Murphy has limited experience in exploration of mineral deposits. Mr. Bouch has extensive experience in the field, however the Directors may, from time to time, retain consultants experienced in the mining industry to assist them in: (i) determining which properties to purchase; (ii) obtaining the geological expertise to make decisions on whether or not to proceed with the development of the properties; and (iii) determining whether the property should be brought to the point of preparing for a feasibility study to determine if the property can be put into production. The loss of Mr. Murphy or Mr. Bouch would have adverse effects on the continued operational viability of the Company.

We may need to obtain additional financing.

At September 30, 2008, the Company had working capital of $29,599.  The Company estimates that it will require approximately $250,000 to fully implement its current business plan.  We expect to incur numerous expenses in our efforts to develop an exploration program that will include a drilling program. First, we expect to incur costs associated with further studies of the property undertaken by a geologist and a field assistant including their travel and camp costs; second, we plan to prepare samples and have them sent to a laboratory for analysis. We also expect to incur costs of data compilation and the digitizing of those findings.

Unless the Company generates sufficient income from its operations, it will be required to seek additional sources of financing which may include raising additional capital from the sales of Company securities and/or entering into debt-financing arrangements.

There is no guarantee that we will be able to secure such additional financing, if required, or that any financing available will be on terms acceptable to us.  Any additional offerings of our stock will dilute the holdings of our then-current stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. At the present time, we do not intend to obtain any debt financing from a lending institution. If necessary, Mr. Murphy or other stockholders may agree to loan funds to the Company, although there are no formal agreements with Mr. Murphy, or any other stockholder, to do so.

If we are required to obtain debt financing, we will need to divert funds to make payments of interest and/or principal owed on the debt. Debt financing could subject our operations to restrictions imposed by the lender, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions could impede or prevent our growth and/or negatively impact our revenue available for operations.

We are dependent upon our two officers and directors and consultants, the loss of which would negatively affect our business.

The Company is dependent upon the efforts of its two officers and directors, Mr. Kevin Murphy, Mr. Howard Bouch, and consultants to the Company. Should either Mr. Murphy or Mr. Bouch leave the Company or be otherwise unable to perform their duties, or should any of our consultants cease their activities on behalf of  the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. We are dependent on the services of Kevin Murphy, President and CEO, along with Howard Bouch, Secretary and Chief Financial Officer/Controller.

We have not entered into employment agreements with any individuals, and do not maintain key-man life insurance on Mr. Murphy or Mr. Bouch. The day-to-day activities are being executed by the two Directors of the Company, with assistance from consultants. Wannigan Capital Corp. a company of which Kevin Murphy is also President, continues to provide business offices at 1174 Manito Dr., PO Box 363, Fox Island, WA 98333. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have material adverse consequences, including without limitation, a possible failure to meet a contractual or SEC deadline, or other business related obligation.

We may be unable to grow our business at an acceptable pace, or may not be able to effectively manage any actual growth.

We may not be able to adequately finance the complete implementation of our business plan.  We may not be able to locate any commercially feasible amounts of minerals.  Even if such amounts of minerals are located we may not be able to extract sufficient amounts of minerals.  Furthermore, we may not be able to generate sufficient revenues from any minerals we are successful in extracting.  Our inability to accomplish any of our goals, as set forth in our business plan, may have a negative effect on our ability to adequately grow our business, which would in turn likely have a negative effect on the ability of any Prospective Investor to realize any financial benefit from their investment in the Company.

If we are unable to effectively manage our anticipated growth, our business, financial results, and financial condition will be materially and adversely affected.  Our inability to effectively manage our future growth will have a material adverse effect on us. We anticipate that we will proceed with the development of a drilling program on the Company’s sole property, the Big Andy Mine. This will place a strain on our managerial, operational, and financial resources. We will initially use outside consultants and specialists to provide geological studies, legal counsel and preliminary accounting until such persons are required on a full-time or ongoing basis. Our future employment of personnel is dependent on the number of properties we obtain. There can be no assurance that we will be able to effectively manage the expansion of our operations, or that our facilities, systems, procedures or controls will be adequate to support our expanded operations.

We may be subject to government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding the development of mineral properties in the Province of British Columbia, Canada. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

We may be subject to environmental laws and regulations particular to our operations with which we are unable to comply.

The Company is engaged in mineral exploration and development and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.  Compliance with environmental regulations will likely be expensive and burdensome on the Company.  The expenditure of substantial sums on environmental matters will have a materially negative effect on our ability to implement our business plan and grow our business.

The Exploration and Mining Industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

Discovering and developing a mineral prospect is highly speculative. There are many companies already established in this industry that are better financed and/or have closer working relationships with productive mining companies, which places our firm at a competitive disadvantage. The goal of the Company will be to develop the Big Andy property to the point where more established large mining companies will enter into an agreement with us to move the property into production. We have not entered into any agreements with any third parties to produce any minerals from our property, nor have we identified any potential partners in that regard.  There are no guarantees we will ever identify suitable partners to assist us in developing production grade minerals from our property or that we will be able to enter into contracts with any such partners.  If we are unable to identify and/or partner with any third parties to assist us in developing production grade minerals we will likely be unsuccessful in producing any such minerals which would likely have a materially adverse effect on our ability to generate revenues.  The inability to generate sufficient revenues could cause us to cease active business operations.

Other risks relating to the common stock

Most of our outstanding shares will be free trading after this Offering and, if sold in large quantities, may adversely affect the market price for our common stock.

4,958,256 of the 16,735,000 shares of common stock issued and outstanding as of December 1, 2008 are held by affiliates of the Company and are eligible for resale under Rule 144, promulgated under the Act. See page 35 for additional information on Rule 144.  The possible resale of those shares at any time may have an adverse effect on the market price for our common stock.

The Board of Directors could issue stock to prevent a takeover by an acquirer or stockholder group.

The Company's authorized but unissued capital stock consists of 58,265,000 shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However, if such “super-voting” stock were to be issued, it could have a materially adverse effect on the aggregate voting power of the then-existing stockholders of the Company.

We could offer warrants, options and debentures and dilute holdings of Investors

As of September 30, 2008 there are 667,500 outstanding warrants exercisable at a price of $0.50 per share for two years.  There are no outstanding options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then-existing stockholders. Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without stockholder approval.

Lone Mountain Mines, Inc. has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of September 30, 2008, there were 16,735,000 shares of common stock issued and outstanding. Our Board of Directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our then existing stockholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

To date, we have not paid, nor do we plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective Investors will likely need to rely on an increase in the price of Lone Mountain Mines, Inc. stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, developing its property and/or meeting its obligations. This could result in the entire loss of any investment in the Shares. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to attempt to secure additional equity financing, secure bank or private lines of credit, or secure joint venture partners.  The Company has not yet evaluated its options in these regards nor has it identified any potential sources of financing or possible partnerships to develop its property.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Since no new shares are being issued as a result of this Offering, there will be no dilution to the current stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the Selling Stockholders, the number of shares of common stock owned beneficially by each of the Selling Stockholders as of December 1, 2008, the number of Shares which may be offered for resale pursuant to this Prospectus, and the number of shares of common stock owned beneficially by each of the Selling Stockholders after the Offering. No Selling Stockholder has any affiliation with Lone Mountain Mines, Inc. or our Officers, Directors, promoters or principal stockholders, except as noted.

The Selling Stockholders are offering hereby a total of up to 11,334,663 shares of our common stock. The following table sets forth certain information with respect to the Selling Stockholders as of December 1, 2008.

The following table has been prepared on the assumption that all the shares of common stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Gail H. Albert	PO Box 20313 Roanoke, VA 24018	10	10	0
Michael Allinson	12475 8th Line; R.R. #1 Georgetown, ON CANADA L7G 4S4	29	29	0
Credit Card Proc Corp, Martin Oser President	133 C New York Avenue Huntingon, NY 11743	20	20	0
Stephen J Anderson & Angela Lynn Anderson, JTTEN	885 Centre Street Brockton, MA 02302	5	5	0

Aries Capital Investments Inc	Lauriston House #101; Lower Collymore Rock Bridgeport, BARBADOS	5,156	5,156	0
Bonnie J. Austin	6344 Charlotteville Road. Newfane, NY 14108-9755	2	2	0
Bahru Holdings. Inc. (1)	Calle Eusebio A Morales, El Cangrejo Panama City, PANAMA	50,000	50,000	0
Vincent Barone	652 Stewart Avenue Bethpage, NY 11714	200	200	0
Richard Barra	88 Pythian Avenue Torrington, CT 06790	4	4	0
Ila Berman	2822 Burgandy Street New Orleans, LA 07117	59	59	0
Sondra Black	21 Roxborough Lane Thornhill, ON CANADA L4J 4T1	2,200	2,200	0
Lonnie Bumstead	41 Golding Street, New Liskeard, ON CANADA P0J 1P0	37	37	0
Joyce Burton	2903 South Uinta Street, Denver, CO 80231	20	20	0
June E. Burton	4996 East Atlantic Place, Denver, CO 80222	6	6	0
Leslie Taylor Burton	4996 East Atlantic Place, Denver, CO 80222	16	16	0
Calypso Holdings International(2)	Suite 1-A, # 5 Calle Eusebio, A. Morales, El Cangrejo, Panama City, PANAMA	50,000	50,000	0
Carl Flood Ltd	70 Newland Cres., Charlottetown; PEI C1A 4H7	1	1	0
Mark Dennis Carter	18485 Kelle Street North, Kettleby, ON CANADA L0G 1J0	50	50	0

Chancery Lane Investment Group, Inc. (3)	60 Market SQ. Box 364 Belize City Belize, Central America	1,166,600	1,166,600	0
Saras Chandras	4289 Alder Avenue, Fremont, CA 94536	26	26	0
David Chinuge	1291 Millpoint Road, East Peoria, IL 61611	10	10	0
Choliver Capital, Ltd. (4)	35 New Road, PO Box 2135, Belize City, BELIZE	133,333	133,333	0
Amreeta Davi Chowbay	18485 Keele Street North, Kettleby, ON CANADA L0G 1J0	50	50	0
Oma Devi Chowbay	18485 Keele Street North, Kettleby, ON CANADA L0G 1J0	50	50	0
John H. Comstock & Johnnie L. Comstock, JTTEN	313 Burlington Road, San Angelo, TX 76901-5208	4	4	0
Connelly & Williams Associates, Inc.	7742 Spalding Drive Suite 466, Norcross, GA 30092	100	100	0
Anna Patricia Cumming	43 Ridley Drive, Hamilton, ON CANADA L8W 1J3	61	61	0
Desjardins Securities, Inc. FBO Terry MacKay	2 Complexe Desjardins; E Twr Basilairel #311, Montreal H581 J2	1	1	0
E*Trade Securities, Inc.	10951 White Rock Road, Rancho Cordovao, CA 95670	1	1	0
John F. Ennamorato	112 North Carson Street, Etobicoke, ON CANADA M8W 4C8	54	54	0
Dennis Epstein	14 Chicora Avenue, Toronto, ON CANADA M5R 1T6	58	58	0
Fred B. Estergren & Juanita C. Estergren, JTTEN	316 Yacht Club Dr., Ft Walton Beach, FL 32548-6424	2	2	0
William C. Fields	PO Box 146, Gainsville, AL 35464-0146	9	9	0

Glynn Fisher	77 Camino De Cruces, Dorado, Panama City, PANAMA	66,667	66,667	0
Doug Flood	10 Patricia Drive, Toronto, ON CANADA M4C 5K3	3	3	0
Isabella Foos	7501 43rd Court St. NW, Gig Harbor, WA 98335	600,000	600,000	0
Mia Foos	7501 43rd Court St. NW, Gig Harbor, WA 98335	600,000	600,000	0
Dave Ginter	10 Patricia Drive, Toronto, ON CANADA M4C 5K3	4	4	0
Robert Glau	8260 Gagnier Boulevard, Las Vegas, NV 89113-4422	40	40	0
Todd Gotlieb	602 Street Germaine Avenue, Toronto, ON CANADA M5M 1X5	20	20	0
Ron Gray	61 Majorca Avenue, Altamonte Springs, FL 32714	2	2	0
Gritell International Limited(5)	301-481 University Avenue, Toronto, ON CANADA M5G 2E9	100	100	0
Clara L. Groescup	PO Box 151, Oaks Corners, NY 14518-0151	10	10	0
Gulf Atlantic Publishing, Inc.	1947 Lee Road, Winter Park, FL 32789	531	531	0
Lillian S. Hanada	4938 Alani Place, Kapaa, HI 96746	7	7	0
Taylor Hauser	Apartrado Postal 0823-03017, Panama City, PANAMA	50,000	50,000	0
Fredrick J. Heaps	12 Davos Drive; R.R. #3, Collingwood, ON CANADA L9Y 3Z2	729,810	729,810	0
Christopher Lee Heer	4 Arden Court, Farmingville, NY 11738-1003	2	2	0

Gary Hesketh	121 Bloor Suite E; 10th Floor, Toronto, ON CANADA M4W 3M5	1	1	0
Janie B. Hogan	5429 Craigmont, Bartlett, TN 38134-8441	2	2	0
Mark Nathaniel Hoyt & Karen Renee Hoyt, JTTEN	116 West 11th Street South, Claremore, OK 74017-8817	1	1	0
Misti Angel Huybrechts	18485 Keele Street North, Kettleby, ON CANADA L06 1J0	50	50	0
Robert Huybrechts	18485 Keele Street; R.R. #2, Newmarket, ON CANADA L3Y 4V9	402	402	0
IClearing, LLC	70 Hudson Street, Jersey City, NJ 07302	59	59	0
JGD Investment Services, Inc.	38579 U.S. Highway 19 North, Palm Harbour, FL 34684	700	700	0
Keith Jebodhsingh	9 Camden Street Suite 710, Toronto, ON CANADA M5V 1V2	15	15	0
Patricia Eliana Jimenez	135 Tnte Romanet Dept 143, San Isidro, Lima, PERU	66,667	66,667	0
Michael Johnson & Rita Johnson, JTTEN	214 Charging Bear Dr., Wentzville, MO 63385-3225	2	2	0
Raymond Johnson & Michelle Johnson, JTTEN	253 Matthews Road, Oakdale, NY 11769-1835	40	40	0
Nicolia Karisonas	6950 Cordingley Cres., Mississuaga, ON CANADA L5N 4Z2	8	8	0
Micheal E. Kempf, Jr.	17911 Garden Manor Drive, Houston, TX 77084-5941	2	2	0
Michael E. Kempf, Jr. & David A. Kempt, UGMA/TX	17911 Garden Manor Drive, Houston, TX 77084-5941	2	2	0

Joshua Kerbel	150 Hilton Avneue Apt #4, Toronto, ON CANADA M5R 3E9	200	200	0
Martin Kerbel	4 Kimloch Cres., Toronto, ON CANADA M3B 2J6	4	4	0
Priti Kumar	6 Lambeth Street Brampton, ON CANADA L6S 2P8	1	1	0
Wai Leung Kwok	17648 Hudson Drive, Victorville, CA 92392-7722	10	10	0
Charlotte E. Lalande	20522 E Union Ave., Aurora, CO 80015	2	2	0
Mel Levine	PO Box 185126, Hamden, CT 06518	560	560	0
Hannah Liebscher	18403 SE 22 St. Vancouver, WA 98683	250,000	250,000	0
Jared Liebscher	18403 SE 22 St. Vancouver, WA 98683	250,000	250,000	0
K. Sean Liebscher	18403 SE 22 St. Vancouver, WA 98683	250,000	250,000	0
Ken Liebscher	5466 Canvasback Road, Blaine, WA 98230	2,073,000	2,073,000	0
Kimberley Liebscher	8211 Masters Ct. Arlington, WA 98223	250,000	250,000	0
Kathleen Lipnicki	33 Isabella Street #310, Toronto, ON CANADA M4Y 2P7	14	14	0
Peter J. Llewellyn	8617 Old Line Road, Philadelphia, PA 19128-2010	3	3	0
Michael Lyons	249 Darcy Street, Oshawa, ON CANADA L1G 3B9	10	10	0
Brooke Macmillan	40 Greenfield Avenue, Charlottetown; PEI C1A 4C4	1	1	0
Mageve Capital, S.A. (6)	PO Box 556, Main Street, Charlestown, Nevis, West Indies	533,333	533,333	0
Jedid Maitland-Carter	9 Sultan Street Suite #108, Toronto, ON CANADA M5S 1L6	4,480	4,480	0

Rul G. Marques & Fatima A. Marques, JTTEN	598 Bathurst Street Toronto, ON CANADA M5S 2P9	2	2	0
Brandon Marz	11672 Rochester Ave 206, Los Angeles, CA 90025-2387	1	1	0
Brett Marz	4042 Milaca Place, Sherman Oaks, CA 91423	1	1	0
Jeanne Marz	4042 Milaca Place, Sherman Oaks, CA 91423	1	1	0
Glenn May	17 Kuhl Avenue, Islington, ON CANADA M9B SX8	49	49	0
John E. McPhee	1261 Boulder Drive Apt. #201, Casper, WY 82604-6119	80	80	0
Gerhard Melnyk	2505 Lake Jackson Circle, Apopka, FL 32703	2	2	0
Barbara A. Middleton	304 West Main Street Endicott, NY 13760	1	1	0
Phillip Miller	7323 Mercer Terrace Drive, Mercer Island, WA 98046	729,810	729,810	0
Rick C. Miller	713 South 1680 East Pleasant Grove, UT 84062	2	2	0
George Mittelman	29 Marlborough Ave, Toronto, ON CANADA M5R 1X5	2	2	0
Brayden Mowbray	1172 Manito Dr. NW Fox Island, WA 98333	600,000	600,000	0
Tanner Mowbray	1172 Manito Dr. NW Fox Island, WA 98333	600,000	600,000	0
Daniel S. Mozer	126 Grandview Avenue, Yardville, NJ 08620-2926	310	310	0
Tim Mullen	6330 Ainslie Box 59 Comber, ON CANADA N0P 1J0	9	9	0
Patricia J. Orr	4414 Vine Street, Denver, CO 80216	5	5	0

George Osterbauer	38 Indian Valley Trail., Mississauga, ON CANADA L5G 2K4	20,000	20,000	0
Matt G. Ovist	10335 SW Denney Road, Beaverton, OR 97008-6017	1	1	0
Penson Financial Services Canada, Inc., ITF Marlon Brand #3P6574B	330 Bay Street Suite 711, Toronto, ON CANADA M5H 2S8	1	1	0
Penson Financial Services Canada Inc., ITF Warren Milando 3P6189E	330 Bay Street Suite 711, Toronto, ON CANADA M5H 2S8	1	1	0
Donald John Petkau	#7a Victoria Tower, Calle 54, Obarrio, Panama City, PANAMA	50,000	50,000	0
Bob Phillips	5206 Horton, Mission, KS 66202	4	4	0
Lawrence Pinkney	1695 Lincolshire Boulevard, Mississauga, ON CANADA L5E 2T2	104	104	0
Darryl H. Porter & Rachel K. Porter, JTTEN	Box 366, Granite Quarry, NC 28072-0366	4	4	0
Richard D. Prill	1354 South Shoshone Street, Denver, CO 80223-3334	2	2	0
Rainbow Communications, Inc.	1947 Lee Road, Winter Park, FL 32789	2,074	2,074	0
Matthew L. Reichardt	756 Mercury Circle, Littleton, CO 80124	21	21	0
Research Capital Corporation, ITF Joseph Butchey # 1958VE2	199 Bay St Commerce Court West Suite 4600, Toronto, ON CANADA M5L 1G2	1	1	0
Research Capital Corporation, ITF Enzo Mecozzi	199 Bay St Commerce Court West Suite 4600, Toronto, ON CANADA M5L 1G2	1	1	0

SWS Securities	1201 Elm Street Suite 3500, Dallas, TX 70270	6	6	0
John J. Sarver	85 Binnacle Lane, Shalimar, FL 32579	1	1	0
Mathew H. Seibert	515 South Shosone Street, Denver, CO 80223-2221	4	4	0
Brandy Shanebrook	408 John R Street, Claire, MI 48617	16	16	0
Brian Skipper	4371 Gleeson Line, Tilbury, ON CANADA N0P 2L0	1	1	0
Gregory Slater	2 Bloor Street West; Cumberland Terrace, Toronto, ON CANADA M4W 3E2	1	1	0
Laurie Slater	73 Croyteau Crescent, Thornhill, ON CANADA L4J 1S8	101	101	0
Glen Smeltzer	455 Kinball Road; R.R. #5, Wallaceburg, ON CANADA N8A 4L2	25	25	0
Dennis Smith	15 Dickens Place, Stratford, ON CANADA N5A 7G1	4	4	0
Mary J Steiger	2197 Sox Chase Boulevard Apt. #101, Palm Harbor, FL 34683	1	1	0
Karen D Stein & Robert W Stein, JTTEN	4707 Mesa Verde Drive, Saint Cloud, FL 34769-1626	2	2	0
Suburan Capital Corp.	2121 West Army Trail Road Suite 205, Addison, IL 60101	100,000	100,000	0
Sundance Capital Group, Inc. (7)	625 Howe Street Suite 600, Vancouver, BC CANADA V6C 2T6	854,540	854,540	0
The Excalibur Group AG(8)	76 Dean St., Belize City, Belize, Central America.	840,000	840,000	0
The Postal Connection, Inc.	1319 Kamato Road, Mississauga, ON CANADA L4W 2M2	8	8	0

Alan Tolson	Skiddaw View Sandale, Bolton Gate Cumbria, England, U K Ca5 1DE	135,000	135,000	0
Trilock Financial Corporation(9)	4 Chicora Street, Toronto, ON CANADA M5R 1T6	18,600	18,600	0
Twentieth Century Financial, LLC	1145 W Rockland Dr., Littleton, CO 80127	20	20	0
James J. Urchek	458 High Street Suite B., Warren, OH 44481-1225	2	2	0
Howard J. Verrico	3356 Hazel Drive, Coquitlam, BC CANADA V3H 3H3	100,000	100,000	0
Virtigo, S.A. (10)	PO Box 146, Road Town, Tortola, British Virgin Islands	100,000	100,000	0
Walter Von Schilling & Edith Von Schilling	8 Meadow Cres., Kitchener, ON CANADA N2M 4E7	1	1	0
Jack Wall	17t Street Clair Avenue East, Toronto, ON CANADA M4T 1N8	1	1	0
Bonnie Walton	447 Walmer Road Suite 610, Toronto, ON CANADA M5P 2X9	47,837	47,837	0
John Waters	19702 East Oxford Aurora, CO 80013	1	1	0
Mary Lou Waters	P.O. BIX 1162, Rockport, TX 78381	1	1	0
Pat Waters	1706 Ivanhoe Anaheim, CA 92804	1	1	0
Phillip Watts	72 Mason Road, Stratford; PEI C1A 7W3	13	13	0
Myrtle Betty Jean Weisenburger	1463 South Lakeshore Drive, Fowler, IL 62338	2	2	0
Charlton H. Williams & Kirkland C. Williams, JTTEN	455 Hamilton Mulberry Grove Road, Cataula, GA 31804-2509	4	4	0

Winningstock.com, LLC	2626 East 63rd Street Brooklyn, NY 11234	100	100	0
Brent A. Wishart	353 South 200 West Tooele, UT 84074	1	1	0
Thomas Wozniak & Nancy Wozniak, JTTEN	22 Bryon Street, Battle Creek, MI 49017-4816	1	1	0
Oliver D. Yue	c/o Marion Brand; 64 Street Clair Ave W #516, Toronto Ontario M4T 1N1	140	140	0
Claudia Zaman	27430 Riverside lane, Valencia, CA, 94654	800	800	0
Total		11,334,663	11,334,663	Nil

(1)Bahru Holdings Inc. is a company owned and controlled by Lourdes Arauz, Calle Eusebio A. Morales, El Cangrejo, Panama City, Panama.

(2)Calypso Holdings International is a company owned and controlled by Marisela Simmons, Calle Eusebio A. Morales, El Cangrejo, Panama City, Panama.

(3) Chancery Lane Investment Group, Inc. is a corporation owned and controlled by Andrew Godfrey, 51A Dean St., Belize City, Belize, Central America.

(4)Choliver Capital, Ltd. is a corporation owned and controlled by Barney Brown, 37 New Rd., Belize City, Belize, Central America

(5)Gritell International, Ltd. is a corporation owned and controlled by Joshua Kerbel, 150 Hilton Avenue Apt #4, Toronto, ON Canada M5R 3E9.

(6)Mageve Capital, S.A. is a corporation owned and controlled by Roger Knox, World Trade Center 1, 10 Route de l’Aeroport, Geneve 15, CH 1215, Switzerland.

(7)Sundance Capital Group is a corporation owned and controlled by Sharon S. Marin, 4110 Flamboyant St., Belize city, Belize, Central America.

(8)  The Excalibur Group A.G. is a corporation owned and controlled by Lionel R. Welch, 76 Dean St., Belize City, Belize, Central America.

(9)Trilock Financial Corporation is a corporation owned and controlled by Dennis Epstein, 14 Chicora Avenue, Toronto, ON Canada M5R 1T6.

(10)Virtigo S.A. is a corporation owned and controlled by David Craven, World Trade Center 1, 10, Route de l'aeroport, Geneva 15 CH 1215, Switzerland.

PLAN OF DISTRIBUTION

The Selling Stockholders are free to offer and sell their common shares at such times, in such manners, and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 16,735,000 shares of common stock outstanding.

Non-Cumulative Voting.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution, or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of our common stock offered hereby will be duly authorized, validly issued, fully paid, and non-assessable.

As a consequence of their ownership of our common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no preferred shares authorized or issued.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees.

Transfer Agent

Stalt, Inc. 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025, will serve as Transfer Agent for the shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Lone Mountain Mines, Inc.’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)

The audited balance sheets of Lone Mountain Mines, Inc. as of December 31, 2007 and 2006 have been included in this Prospectus in reliance on the report of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated April 11, 2008 contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements.  Also included herein are the unaudited interim financial statements as of September 30, 2008 and for the nine months ended September 30, 2008 and 2007, and for the period of August 15, 2003 (inception) to September 30, 2008.

Accounting-

Child, Van Wagoner & Bradshaw, PLLC

5296 South Commerce Drive, Suite 300

Salt Lake City, UT 84107

Tel: (801) 281-4700

Fax: (801) 281-4701

INFORMATION WITH RESPECT TO THE REGISTRANT

Description Of Business

General

Lone Mountain Mines, Inc. was incorporated in the State of Nevada on August 15, 2003 as Wannigan Ventures Inc. We are a mineral exploration company exploring for polymetallics, that is, precious and base metal targets. We maintain mailing and executive offices located at 1174 Manito Dr. NW, PO BOX 363, Fox Island, Washington, 98333, and our telephone number is (253) 549-4336

Our registered office in the State of Nevada is located at 7230 Indian Creek Lane, Ste 201, Las Vegas, Nevada 89149.

We are an exploration stage mineral exploration company. We seek to explore our mineral interests in the Big Andy Property located in British Columbia, Canada.  We will be exploring the Big Andy claim in phases. Our first proposed work program is set out in detail under the Plan of Operation section.

There is no assurance that a commercially viable mineral deposit exists on our property. Extensive exploration will be required before we can make a final evaluation as to the economic and legal feasibility of any potential deposit.

Definition of Mining Terms

Amortization - The gradual and systematic writing off of a balance in an account over an appropriate period.

Amphibolite - A gneiss or schist largely made up of amphibole and plagioclase minerals.

Anomaly - Any departure from the norm which may indicate the presence of mineralization in the underlying bedrock.

Assay - A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Assessment work - The amount of work, specified by mining law, that must be performed each year in order to retain legal control of mining claims.

Base metal - Any non-precious metal (e.g. copper, lead, zinc, nickel, etc.).

Bedding - The arrangement of sedimentary rocks in layers.

Biotite - A platy magnesium-iron mica, common in igneous rocks.

Chalcopyrite - A sulphide mineral of copper and iron; the most important ore mineral of copper.

Chip sample - A method of sampling a rock exposure whereby a regular series of small chips of rock is broken off along a line across the face.

Claim - A portion of land held either by a prospector or a mining company. In Canada, the common size is 1,320 ft. (about 400 m) square, or 40 acres (about 16 ha).

Clay - A fine-grained material composed of hydrous aluminum silicates.

Cleavage - The tendency of a mineral to split along crystallographic planes.

Contact - A geological term used to describe the line or plane along which two different rock formations meet.

Contact metamorphism - Metamorphism of country rocks adjacent to an intrusion, caused by heat from the intrusion.

Country rock - Loosely used to describe the general mass of rock adjacent to an orebody. Also known as the host rock.

Crosscut - A horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

Development - Underground work carried out for the purpose of opening up a mineral deposit. Includes shaft sinking, crosscutting, drifting and raising.

Diorite - An intrusive igneous rock composed chiefly of sodic plagioclase, hornblende, biotite or pyroxene.

Drift - A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a crosscut which crosses the rock formation.

Exploration - Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Face - The end of a drift, crosscut or stope in which work is taking place.

Felsic - Term used to describe light-colored rocks containing feldspar, feldspathoids and silica.

Fracture - A break in the rock, the opening of which allows mineral-bearing solutions to enter. A "cross-fracture" is a minor break extending at more-or-less right angles to the direction of the principal fractures.

Geochemistry - The study of the chemical properties of rocks.

Geology - The science concerned with the study of the rocks which compose the Earth.

Gneiss - A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

Greenstone belt - An area underlain by metamorphosed volcanic and sedimentary rocks, usually in a continental shield.

Host rock - The rock surrounding an ore deposit.

Igneous rocks - Rocks formed by the solidification of molten material from far below the earth's surface.

Intrusive - A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

Lava - A general name for the molten rock ejected by volcanoes.

Lens - Generally used to describe a body of ore that is thick in the middle and tapers towards the ends.

Limestone - A bedded, sedimentary deposit consisting chiefly of calcium carbonate.

Lode - A mineral deposit in solid rock.

Mafic - Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.

Magma - The molten material deep in the Earth from which rocks are formed.

Magnetic survey - A geophysical survey that measures the intensity of the Earth's magnetic field.

Metamorphic rocks - Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

Metamorphism - The process by which the form or structure of rocks is changed by heat and pressure.

Mineral - A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Net smelter return - A share of the net revenues generated from the sale of metal produced by a mine.

Option - An agreement to purchase a property reached between the property vendor and some other party who wishes to explore the property further.

Ore - A mixture of ore minerals and gangue from which at least one of the metals can be extracted at a profit.

Orebody - A natural concentration of valuable material that can be extracted and sold at a profit.

Outcrop - An exposure of rock or mineral deposit that can be seen on surface, that is, not covered by soil or water.

Plug - A common name for a small offshoot from a large body of molten rock.

Plutonic - Refers to rocks of igneous origin that have come from great depth.

Pyrite - A yellow iron sulphide mineral, normally of little value. It is sometimes referred to as "fool's gold".

Pyrrhotite - A bronze-colored, magnetic iron sulphide mineral.

Quartz - Common rock-forming mineral consisting of silicon and oxygen.

Quartzite - A metamorphic rock formed by the transformation of a sandstone by heat and pressure.

Reclamation - The restoration of a site after mining or exploration activity is completed.

Resource - The calculated amount of material in a mineral deposit, based on limited drill information.

Rock - Any natural combination of minerals; part of the earth's crust.

Royalty - An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per ton or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Sample - A small portion of rock or a mineral deposit taken so that the metal content can be determined by assaying.

Sampling - Selecting a fractional but representative part of a mineral deposit for analysis.

Sandstone - A sedimentary rock consisting of grains of sand cemented together.

Schist - A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Sedimentary rocks - Secondary rocks formed from material derived from other rocks and laid down under water. Examples are limestone, shale and sandstone.

Shaft - A vertical or inclined excavation in rock for the purpose of providing access to an orebody. Usually equipped with a hoist at the top, which lowers and raises a conveyance for handling workers and materials.

Shale - Sedimentary rock formed by the consolidation of mud or silt.

Shear or shearing - The deformation of rocks by lateral movement along innumerable parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

Shear zone - A zone in which shearing has occurred on a large scale.

Silica - Silicon dioxide. Quartz is a common example.

Siliceous - A rock containing an abundance of quartz.

Sill - An intrusive sheet of igneous rock of roughly uniform thickness that has been forced between the bedding planes of existing rock.

Silt - Muddy deposits of fine sediment usually found on the bottoms of lakes.

Spot price - Current delivery price of a commodity traded in the spot market.

Stope - An excavation in a mine from which ore is, or has been, extracted.

Strike - The direction, or bearing from true north, of a vein or rock formation measure on a horizontal surface.

Sulphide - A compound of sulphur and some other element.

Trench - A long, narrow excavation dug through overburden, or blasted out of rock, to expose a vein or ore structure.

Tuff - Rock composed of fine volcanic ash.

Vein - A fissure, fault or crack in a rock filled by minerals that have travelled upwards from some deep source.

Volcanic rocks - Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano.

Zone - An area of distinct mineralization.

Description of Properties

Mining Properties

The Big Andy Property represents a polymetallic precious and base metal exploration target where mineralization is hosted within a series of sulphide lenses hosted within structurally complex rocks of the Gambier Group. The Big Andy showing has been described as a stratabound zone of chalcopyrite, sphalerite, pyrrhotite, and pyrite enclosed within sediments. The property is located on the British Columbia mainland, approximately 105 km north-northeast of Campbell River, in coastal, British Columbia and consists of 1 cell claim totaling 163.442 hectares.

The Big Andy property area was first worked in the 1960's by Rio Tinto Canadian Exploration Limited. Regionally, the Britannia copper-zinc deposit, 180 km southeast, is the nearest producer which produced 49,890,500 tons of ore grading 1.3% Cu, 1.0% Zn, 6 g/t Ag and 0.8 g/t Au (Smith & Maheux, 1992). Later work, in the early 1990's, identified notable mineralization within the Big Andy. Such work included mapping/sampling, geochemical, geophysical, petrographic and trenching.

Mineralization at the Big Andy showing, is described as a stratabound zone of chalcopyrite, sphalerite, pyrrhotite and pyrite enclosed within structurally complex sediments of the Gambier Group (Smith & Maheux, 1992).

Additional work is warranted on the property and a small initial program is recommended to confirm and expand the known mineralization at the Big Andy showing by the emplacement of a detailed geochemical grid which will expand the previous soil sampling grid.

Accessibility and Physiography

The Big Andy property is located on Bute Inlet, on the mainland, approximately 105 kilometers north-northeast of Campbell River, on east central Vancouver Island, British Columbia. The property lies within the Vancouver Mining Division (Figure 1) along the Coast Range Mountains. The property consists of 1 cell claim totaling 163.442 hectares.

Access to Bute Inlet is by boat, float plane or helicopter where access to the property is obtained.

The Property is located within the Vancouver Mining Division within map sheet 92K/15. The property is centered at 50°52' North Latitude, 124°45' West Longitude and 374237 Easting, 5625175 Northing (NAD 27).

The city of Vancouver is the closest major centre, located 250 km southeast. Between Campbell River and Vancouver all essential services to conduct mineral exploration are provided.

History

Topography, Vegetation, and Physiography

The Big Andy property area is located within the Coastal Mountain Ranges of Southwestern British Columbia. Elevations range from 950 m to 1,800 m above sea level. Topography is steep and rugged, typical of the Coast Mountains.

Vegetation consists of fir, cedar, spruce, and balsam. Birch, poplar, and alder are common with sporadic, thick, low-level bush cover consisting of assorted berry and thorn bushes (generally below 1,000 m).

Climate in the area is moderate seasonal climate as seen on the coast though the high elevation results in permanent glaciers above 2,000 in. Bedrock is reported to average around 20%.

Claim Status

The Big Andy property consists of 1 cell claim totaling 163.442 hectares. The claim was staked on June 24, 2005 by David Heyman on behalf of Silver Mountain Mines. The Big Andy claims were transferred to Lone Mountain Mines, Inc. by virtue of a Purchase Agreement executed in August 11, 2008, between the Company and Silver Mountain Mines.

The claim block is shown on Figure 2. Table I lists relevant information for the claim. Complete title opinions and individual option agreements are beyond the scope of this report. Detailed information on these matters can be obtained from the Company or its solicitors.

Table 1: Claim Status

Tenure Number	Name	Recording Date	Due date	Recorded Holder	Mining Division	Number of Hectares
515259	Big Andy	June 24, 2004	June 24, 2009	Kenneth Liebscher	Vancouver	163.442

Property History

The Property History as described by Smith & Maheux, 1992 is as follows:

"The earliest recorded mineral exploration in the upper Bute Inlet area was in 1967 by Rio Tinto Canadian Exploration Limited. The company explored a ponphyny-style copper target northeast of the confluence of the Bishop and Southgate Rivers, 30 km northeast of the current Bute Inlet Property (B. C. Min. Mines Annual Report, 1967). The results of their work are not currently available. Swiss Aluminum Mining Co. of Canada Ltd. explored the same area in 1971 (Morgan, 1971). Low grade copper mineralization related to a granitoid plug was outlined over an area of 1.5 by 2 kin. Claims covering this area have lapsed.

Hecla Operating Company explored the Big Andy Zone, a stratiform polymetallic target, on the east side of Bute Inlet in 1973 (B. C. Min. Mines,1973). Their 1973 work program consisted of geological mapping and trenching. No record of assessment filing is available and the claims were allowed to lapse.

The Nora, Lost Creek, Andy, and Beaut mineral claims were staked in February, March and July 1990. These claims covered ground considered to have potential to host polyrnetallic massive sulfide mineralization and precious metal-bearing lode deposits.”

From 1990 to 1992 Galleon Mining Limited conducted 2 separate exploration programs. The first carried out in 1990, included prospecting, geological mapping, soil, stream sediment and rock geochemistry and trenching. Individual chip samples returned up to 7.4% copper, 0.9% zinc, 0.09% lead, 122 ppm silver, and 1,832 ppb gold across 0.2 meters.

During the 1991 exploration season, Galleon Mining Limited established a grid and conducted prospecting, geological mapping, soil, stream sediment, and rock geochemistry, magnetic and VLF-EM geophysical surveying, and trenching. In total since 1990, five trenches were dug. The 1991 trenching highlights include notable copper, zinc, gold and silver values with one chip sample over 0.62 in returning 5.295% copper, 1.61% zinc, 0.025 oz/t gold and 2.34 oz/t silver.

Regional Geology

The Regional Geology as described by Smith & Maheux, 1992 is as follows:

"The regional geology of the Bute Inlet (Big Andy property) area has been described by Roddick and Woodsworth. The Bute Inlet Property (Big Andy property) is within the Coast Plutonic complex, the crustal welt or join between two large, composite tectonostratigraphic terranes: the Intermontane Belt to the east and the Insular Belt to the west. The Coast Plutonic Complex incorporates large crustal blocks of overlap assemblages that include the Gambier Group and undifferentiated Cretaceous and Tertiary assemblages (Wheeler et al., 1989).

The geology of the northern Bute Inlet area is underlain for the most part by granitoid rocks of primarily upper Mesozoic age. The granitoid rocks enclose large roof pendants of variably metamorphosed Paleozoic to Mesozoic sedimentary and volcanic strata.

Lithologies within the pendants include phyllite, amphibolite, gneiss, schist, quartzite, limestone and greenstone. The regional structural trend is northwesterly. The Bute Inlet Property covers a pendant approximately four km across.”

Property Geology

Tire property geology is more complex than regional mapping implies. The oldest rocks

The belts of metasedimentary and nretavolcanic rocks also include Paleozoic to Cretaceous lithologies. These, in part, have been assigned to the lower Cretaceous Gambier Group based on their similarities to Gambier Group rocks mapped elsewhere (Roddick and Woodsworth, 1977). The rocks assigned include a variety of lithologies that are discussed in the next section.

Various intrusive rocks outcrop on the northern and southern boundaries of the property. They include quartz, diorite and granodiorite, in order of abundance. Intrusive contacts closely coincide with the regional northwestward structural trend.

Andesitic dike swarms crosscut all other lithologies on the property. Their attitude closely follows the regional northwest trend, and may be related to late-stage Coast Plutonic Complex magmatism.

Gambier Group Lithologies

Gambier Group lithologies are the most abundant rock type on the southern claim block. A simplified stratigraphy for these roof pendant rocks was determined through 1:2000 scale mapping of the 1991 grid area.

The southern-most portion of the map area is underlain by a thick series of rhyolitic to dacitic volcanic rocks. Thinly laminated (0.5 to 5.0 cm), buff to off-white, strata typify this unit. The rock contains no penetrative fabric but locally the laminations are strongly contorted. The rocks characteristically include 0-2% fine-grained disseminated pyrite. Isolated outcrops of hornblende schist were mapped within the volcanics. The schist is composed of equal amounts of quartz-rich and mafic-rich layers. Hornblende phenocrysts (up to 2 cm) are rare but locally total 5 to 15%. The rock is strongly foliated with a well-developed cleavage.

Structurally overlying the volcanic package is a sequence of mixed phyllite, argillite and minor andesite. Phyllite is the dominant rock type in the eastern portion of the pendant. The phyllite is grey to black, well foliated and often displays a weak crenulations cleavage. Near the Big Andy mineral showing the rock is variably sheared and clay-altered. Rare, discrete centimeter-scale carbonate wisps parallel the foliation. Minor changes in composition, and subsequent differential weathering, within the phyllite has resulted in irregular ridges. The argillite member of the sequence is light grey to green, soft, and very fine-grained. Fracture surfaces may be lustrous or coated with clay and sericite. Locally the argillite has a well-developed crenulation cleavage. The andesite is dark, fine-grained and massive. Rare plagioclase phenocrysts locally mark the edges of individual volcanic beds.

The above mixed sequence passes to homogeneous unit of intermediate volcaniclastic and flow rocks. The volcanic unit varies in thickness from 100 in to 300 m. Bedding parallel and esite flows or sills comprise up to 30% of the total stratigraphic section to the west, decreasing to the east where they account for less than 5%. Phyllite structurally overlies the intermediate volcanic rocks. Interbedded within this phyllite package is a distinctive stratum of fragmental tuff with an apparent thickness of 75 in. The tuffaceous horizon is exposed over a strike length of 1,000 in. from 5000EI500ON to 6000E/5100N. This horizon may be of some use as a marker horizon for future mapping. The tuff is composed of a sequence of felsic fragmental volcanic beds grading from millimeter to 50 cnt thicknesses. The unit is light grey to off-white, and composed of 50-75% felsic fragments up to two centimeters in diameter. The fine grained sediments are varicolored and thinly bedded with centimeter-scale laminations. In places the development of a weak cleavage was noted. The shale is locally silicified.

Overlying the phyllite are intermediate to felsic tuffaceous rocks that are light grey to green, equigranular, and fine-grained. They are often massive and Wray display a rare, poorly developed cleavage. Very rare plagioclase phenocrysts were noted. The volcaniclastic rocks have been subjected to contact metamorphism associated with the emplacement of the plutonic rocks to the north. Near the contact with diorite the tuffaceous rocks cannot be differentiated from metamorphosed phyllite.

Geological mapping beyond the grid area has not been detailed enough to reveal a discernable stratigraphy. The area east of the grid is dominated by phyllite, chlorite schist, siltstone, andesite, and minor felsic volcanic unit. The felsic unit, subsequently identified as a dacite flow or tuff, is light colored, fine-grained and highly siliceous. The rock is usually massive but pray exhibit a weak foliation. Rocks to the west of the grid are dominantly chlorite-biotite schist with lesser amounts of chlorite-biotite-hornblende schist and biotite-garnet schist. The rocks are often thinly laminated with micaceous layers store abundant than quartz-rich layers and may display a well-developed cleavage.

The Gambier Group also includes small, discontinuous limestone beds that outcrop in several locations on the grid. The limestone beds range in thickness front 10 cis to one meter and are interbedded with the clastic nietasedimentmy rocks. The limestone is fine-grained, grey-brown to white and is locally silicified with 1-5% pyrite as isolated blebs.

Facilities

We maintain executive and administrative offices located at 1174 Manitou Drive, Fox Island Washington. We receive free use of this facility from an affiliated party. It has approximately 300 square feet of office space consisting of a conference room, a hospitality area, and a bathroom. Management believes that this facility is adequate for us for at least the next 12 months.

Our principal Nevada executive offices are located at 7230 Indian Creek Lane, Ste 201, Las Vegas NV 89149 and our phone number is 253-549-4336.

Competition

The Company will compete against established companies with significantly greater financial resources than the Company. Such competition could have a material adverse effect on the Company's profitability. See the Risk Factors section of this Prospectus.

Government Regulation

The Company is engaged in mineral exploration and development and is accordingly exposed to environmental risks associated with mineral exploration activity. The Company is currently in the initial exploration stages on its property interests and has not determined whether significant site reclamation costs will be required. The Company would only record liabilities for site reclamation when reasonably determinable and when such costs can be reliably quantified.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Legal Proceedings

We are not a party to any material legal proceedings. However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if not meritorious, would result in the expenditure by us of syndicated financial and managerial resources.

Market Price Of And Dividends On The Registrant’s
Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have 147 stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or

(2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

4,958,256 of the 16,735,000 shares of common stock issued and outstanding as of December 1, 2008 are held by affiliates of the Company and are eligible for resale under Rule 144, promulgated under the Act. In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then outstanding, which equals approximately 167,350 shares in our company as of the date of this Prospectus; or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 1,513,630 shares that may be sold pursuant to Rule 144 after March 1, 2009.

Financial Statements

Lone Mountain Mines, Inc.

(fka IAudioCampus.com, Inc.)

 (A Development Stage Company)

Unaudited Financial Statements

For the three and nine months ended September 30, 2008 and 2007, and the Period of August 15, 2003 (inception) through September 30, 2008

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

(A Development Stage Company)

Balance Sheets

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets
Cash	$30,013	$37
Prepaid expenses and deposits – related party (Note 2)	6,000	-
Total current assets	36,013	37

Fixed assets
Computer equipment	1,448	-
Less accumulated depreciation	(402)	-
Total fixed assets	1,046	-
Other assets
Investments (Note 5)	275,000	-
Mineral claims (Note 6)	10,000	-
Total other assets	285,000	-

Total assets	$322,059	$37

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$5,914	$6,085
Accrued expenses – related party (Note 2)	-	90,850
Convertible note payable – related party (Note 2)	500	500

Total current liabilities	6,414	97,435

Stockholders' equity (deficit)
Common stock; $0.001 par value: 75,000,000 shares authorized;
16,735,000 and 12,250,000 shares issued and outstanding	16,735	12,250
Additional paid-in capital	503,255	(11,760)
Accumulated deficit	(204,345)	(97,888)

Total stockholders' equity (deficit)	315,645	(97,398)

Total liabilities and stockholders' equity (deficit)	$322,059	$37

See Accompanying Notes to Financial Statements.

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

 (A Development Stage Company)

Statements of Operations

(unaudited)

					Cumulative
	For the Three Months		For the Nine Months		from Inception,
	Ended September 30,		Ended September 30,		August 15, 2003,
	2008	2007	2008	2007	to September 30, 2008

Revenues	$ -	$ -	$ -	$ -	$ -

Expenses
Organizational costs	-	-	-	-	490
Professional fees	4,379	1,319	29,546	5,684	45,456
Management fees – related party	55,000	6,000	55,000	18,000	133,000
Other general and administrative	15,404	1,023	21,911	2,056	25,399
Net loss from operations	74,783	8,342	106,457	25,470	204,345

Net loss and deficit accumulated during development stage	$ (74,783)	$ (8,342)	$ (106,457)	$ (25,470)	$ (204,345)

Net loss per Share	$ 0.00	$ (0.00)	$ (0.01)	$ (0.00)

Weighted average outstanding shares	15,873,967	12,250,000	14,287,974	12,250,000

See Accompanying Notes to Financial Statements.

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

 (A Development Stage Company)

Statements of Cash Flows

			Cumulative from
			Inception,
			August 15, 2003,
	For the Nine Months Ended		to
	September 30,		September 30,
	2008	2007	2008

Cash flows from operating activities
Net loss and accumulated deficit	$(106,457)	$(25,740)	$(204,345)
Adjustments to reconcile net loss to net cash
used in operations:
Stock issued for services	45,000	-	45,000
Depreciation	402	-	402
Changes in operating assets and liabilities:
Increase in prepaid expenses and deposits – related party	(6,000)	-	(6,000)
Increase (decrease) in accounts payable	(171)	1,615	5,914
Increase (decrease) in accrued expenses – related party	(12,850)	24,099	78,000

Total cash flows used in operating activities	(80,076)	(26)	(81,029)

Cash flows from investing activities
Purchase of mineral claims	(10,000)	-	(10,000)
Purchase of investments	(275,000)	-	(275,000)
Purchase of fixed assets	(1,448)	-	(1,448)

Net cash flows used in investing activities	(286,448)	-	(286,448)

Cash flows from financing activities
Proceeds from sale of stock, net of offering costs	396,500	-	396,990
Proceeds from notes payable – related party	-	-	500

Total cash flows provided by financing activities	396,500	-	397,490

Net change in cash	29,976	(26)	30,013
Beginning cash balance	37	87	-

Ending cash balance	$30,013	$61	$30,013

Supplementary Disclosure Of Cash Flow Information:
Cash paid for:
Interest	$70	$-	$70
Income taxes	$-	$-	$-

Schedule of Non-Cash Investing and Financing Activities:
Issuance of stock in satisfaction of related party payables	$78,000	-	$78,000

See Accompanying Notes to Financial Statements

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

A Development Stage Company

Notes to Financial Statements (unaudited)

For the Nine Months Ended September 30, 2008 and 2007, and the

Period from August 15, 2003 (inception) through September 30, 2008

1.

Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of Lone Mountain Mines, Inc. (fka iAudioCampus.com, Inc.), a development stage company (the Company), is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.  The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage.

Business activity

Lone Mountain Mines, Inc. is a Nevada corporation located in Las Vegas, Nevada.  The Company was originally organized on August 15, 2003 as Wannigan Ventures, Inc. to function as a holding company for making business acquisitions in various industries and providing business development services for those entities. The Company changed its name to PC 9-1-1, Inc. on December 28, 2007 to better reflect the direction of the Company at that time. On April 25, 2008 the Company changed its name to iAudioCampus.com (iAudio) as part of a proposed business combination in which the Company was to acquire 100% ownership of iAudioCampus.com, a California company (see Note 5).   The Company did not complete the acquisition.  On August 11, 2008 the Company entered into an agreement to acquire a mineral property for $10,000 and changed its name to Lone Mountain Mines, Inc. in light of its new business direction. The Company has elected a fiscal year end of December 31.

Income taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 15, 2003 (date of inception) through September 30, 2008 of $204,345 will begin to expire in 2023.  Accordingly, deferred tax assets of approximately $72,000 were offset by the valuation allowance, which increased by approximately $37,000 and $9,000 during the nine months ended September 30, 2008 and 2007, respectively.

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates.  Actual amounts may differ from those reported.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had $30,013 and $37 in cash or cash equivalents at September 30, 2008 and December 31, 2007, respectively.

1

Lone Mountain Mines, Inc.

(fka IAudioCampus.com, Inc.)

A Development Stage Company

Notes to Financial Statements (unaudited)

For the Nine Months Ended September 30, 2008 and 2007, and the

Period from August 15, 2003 (inception) through September 30, 2008

1.  Organization and Summary of Significant Accounting Policies (Cont’d)

Mineral property costs

The Company has recently changed its business and has not yet realized any revenues from its planned operations.  In accordance with EITF 04-2, “Whether Mineral Rights Are Tangible or Intangible Assets” and SFAS 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies,” costs incurred to purchase or acquire a property (whether proved or unproved reserves) shall be capitalized when incurred. This includes acquisitions costs associated with mineral claims. Once proved reserves are located, such costs will be amortized using the units-of-production method over the estimated life of the proved reserves.   Until we locate proved reserves, the mineral rights will be examined for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Earnings Per Share

The Company adopted Statement of Financial Accounting Standards No. 128 (SFAS No. 128), “Earnings per Share,” which is effective for annual periods ending after December 15, 1997.  Earnings per share (EPS) are computed based on the weighted average number of shares actually outstanding.  The Company’s convertible debt (Note 2) and outstanding warrants related to stock issued on August 12, 2008 (Note 3) are potentially dilutive securities, but do not impact the computation of fully diluted EPS because their effect would be antidilutive. Accordingly, basic earnings per share and fully diluted earnings per share are the same.

Recently Issued Accounting Pronouncements

In May of 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises.”  This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts.  This statement is effective for fiscal years beginning after December 15, 2008.  This statement has no effect on the Company’s financial reporting at this time.

In May of 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This statement identifies literature established by the FASB as the source for accounting principles to be applied by entities which prepare financial statements presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This statement is effective 60 days following approval by the SEC of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  This statement will require no changes in the Company’s financial reporting practices.

2

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

A Development Stage Company

Notes to Financial Statements (unaudited)

For the Nine Months Ended September 30, 2008 and 2007, and the

Period from August 15, 2003 (inception) through September 30, 2008

1.  Organization and Summary of Significant Accounting Policies (Cont’d)

In March of 2008 the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.”   SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary.  The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent.  The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income.  When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value.  Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment.  The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008.  It cannot be adopted earlier but, once adopted, is to be applied retroactively.  This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS No. 141R”).  SFAS No. 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree.  It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  It is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively.  SFAS No. 141R has no effect on the Company’s financial reporting.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

3

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

A Development Stage Company

Notes to Financial Statements (unaudited)

For the Nine Months Ended September 30, 2008 and 2007, and the

Period from August 15, 2003 (inception) through September 30, 2008

2.

Related Party Transactions

Convertible Note Payable

On November 17, 2003, the Company entered into a $500 non-interest bearing note payable with its then only stockholder, repayment of which was originally due January 1, 2005 but has been extended by the stockholder to January 1, 2009.  The stockholder retains the option to convert this loan to 500,000 shares at $.001 per share, the fair market value of which is negligible at September 30, 2008. Because of the negligible benefit of converting the debt to shares at the conversion price of $.001 (which management has determined will approximate the actual current fair value of the Company’s shares), no beneficial conversion feature has been recorded.  No principal payments have been made on the note, and interest has not been imputed due to the insignificant impact on the financial statements.  The funds were used to pay audit fees and maintain a Company bank account.

Accrued Expenses

One of the Company’s stockholders regularly incurs expenses in the Company’s behalf, and is subsequently reimbursed as cash flows allow.  At September 30, 2008, no amount was payable to the stockholder.

Management Agreement

The Company entered into a management agreement with a stockholder (the Stockholder) for the period of one year commencing October 1, 2004.  The agreement was automatically renewed at the end of the initial term, and continued to be renewed indefinitely for one-year periods until terminated December 31, 2007.  The stockholder acts as the office manager and management consultant for the Company, and was compensated $2,000 per month, plus reasonable out-of-pocket expenses.   At December 31, 2007, the Company had incurred 39 months of consulting expense totaling $78,000. On April 16, 2008, the $78,000 was paid to the stockholder by issuance of 3,000,000 shares of common stock valued at $.026 per share.

The Company renewed its management agreement with the Stockholder for a period of six months commencing August 13, 2008.  Pursuant to terms stated in the agreement, the Company paid $10,000 cash and issued 150,000 shares of common stock to the Stockholder upon the signing of the agreement.  The stock was valued at $45,000 ($.30 per share) for total management fee expense of $55,000 during the quarter ended September 30, 2008.  Remaining payment terms require a $10,000 payment upon filing of a Form 10S4, and a $5,000 payment upon obtaining trading privileges on the NASD OTCBB.  The Stockholder is also authorized to incur pre-approved expenses in the Company’s behalf up to $5,000.

Mineral Claims

On August 11, 2008, the Company entered into an agreement with a company affiliated with the Company’s sole Director (the Affiliate) to acquire an undivided 100% interest in a mineral prospect (the Property) located in British Columbia, Canada   for consideration of $10,000 cash, which amount has been paid.  The Company has not yet located proved reserves, but plans to explore the Property for gold and silver.  Once reserves are located and upon commencement of commercial production, the Company is to pay a royalty to the Affiliate equal to 1% of net smelter returns.

4

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

A Development Stage Company

Notes to Financial Statements (unaudited)

For the Nine Months Ended September 30, 2008 and 2007, and the

Period from August 15, 2003 (inception) through September 30, 2008

2.

Related Party Transactions (Cont’d)

Other

The Company’s former President has been providing a mailing address to the Company without charge since inception. This service has been determined by the Company to have only nominal value and is not reflected in the financial statements.

The Company entered into a lease agreement with a stockholder for office space in Nevada for a one-year period commencing April 1, 2008 with monthly rent payments of $400 and a security deposit of $1,200.  The Company has paid $4,800 for the entire year of rent up front.  Rent expense for the nine months ended September 30, 2008 was $2,400.

3.

Stockholders’ Equity (Deficit)

Upon inception, the Company issued 49,000 shares of its unrestricted common stock at $.01 per share for total cash of $490.  The proceeds were used to pay for incorporation and filing fees.

On February 27, 2007, the Board of Directors approved a 250:1 forward stock split of issued shares and an increase in the Company’s authorized common shares from 25,000,000 to 75,000,000 shares.  Common stock par value remains at $.001, and all applicable periods presented have been retroactively restated to reflect the split.

On February 27, 2007, the Board of Directors approved the distribution of up to 11,805,374 post split shares of the total issued and outstanding shares held by its then parent company (the Parent) to the Parent’s stockholders of record on March 1, 2007 as a stock dividend.    The distribution of the 11,805,374 shares took place March 1, 2007.

On April 16, 2008, the Board of Directors approved the settlement of $78,000 of debt payable to its stockholder in consideration for 3,000,000 shares valued at $.026 per share (Note 2).

On April 23, 2008, the Board of Directors approved the issuance of 13,000,000 common shares as partial consideration to acquire 100% of all the outstanding shares of iAudiocampus.com (“iAudio”), a California company.  These shares were cancelled on August 11, 2008 as the Company did not proceed in its acquisition.

On August 12, 2008, the Company issued 1,335,000 shares of common stock at $0.30 per share pursuant to a private offering of units, for cash proceeds of $396,500 (net of $4,000 in offering expenses).  Each unit is comprised of one common share and one-half warrant exercisable for two years at a price of $0.50. Two warrants are required to purchase one common share.

On August 13, 2008, the Company issued 150,000 shares of common stock at $.30 per share pursuant to a management agreement with a stockholder (Note 2).

5

Lone Mountain Mines, Inc.

(fka iAudioCampus.com, Inc.)

 (A Development Stage Company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2008, and the

Period from August 15, 2003 (inception) through September 30, 2008

4.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales.  To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.  The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

5.

Asset Acquisition and Subsequent Termination

On April 23, 2008, the Company entered into an agreement to purchase all the outstanding shares of iAudioCampus.com, Inc. (“iAudio”), a California company, in consideration of $400,000 cash and 13,000,000 shares of the Company’s common stock.  A payment of $175,000 was made on the date of the agreement’s inception, and additional $100,000 payments were required to be made on May 22, 2008 and June 22, 2008 (extended to July 31, 2008).  The remaining $25,000 was to be used for audit and legal fees.

The Company did not make the final payment of $100,000 and the agreement was terminated on August 1, 2008.  Terms of the termination included the cancellation of the 13,000,000 shares issued to iAudio for the acquisition, and conversion of the $275,000 cash advanced and the $25,000 used to pay for legal and audit expenses into a private placement in iAudio of 1,000,000 shares, and the changing of the Company’s name.   The net cash investment of $275,000 on the balance sheet represents the Company’s ownership of the 1,000,000 iAudio shares, the certificates for which had not yet been delivered to the Company at September 30, 2008.

6

PC 9-1-1, INC.

FINANCIAL STATEMENTS

December 31, 2007 and 2006

7

PC 9-1-1, Inc.

(formerly Wannigan Ventures, Inc.

Audited Financial Statements

For the Years Ended December 31, 2007 and 2006

and

the Period of August 15, 2003 (inception) through December 31, 2007

Table of Contents

Report of Independent Registered Public Accounting Firm

Financial Statements

Balance Sheets

Statements of Operations

 Statements of Changes in Stockholders' Deficit

Statements of Cash Flows

Notes to Financial Statements

8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PC 9-1-1, Inc.

We have audited the balance sheets of PC 9-1-1, Inc. (fka Wannigan Ventures, Inc.) (a development stage company) (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended, and the period of August 15, 2003 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PC-9-1-1, Inc. (a development stage company) as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, and for the period of August 15, 2003 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

April 11, 2008

PC 9-1-1, INC.
(fka Wannigan Ventures, Inc.)
(A Development Stage Company)
Balance Sheets

ASSETS
	December 31,	December 31,
	2007	2006

CURRENT ASSETS

Cash	$37	$87

Total Current Assets	37	87

TOTAL ASSETS	$37	$87

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$6,085	$4,495
Accrued expenses-related party	90,850	59,706
Convertible note payable-related party	500	500

Total Current Liabilities	97,435	64,701

STOCKHOLDERS' DEFICIT

Common stock: $0.001 par value: 75,000,000 shares
authorized; 12,250,000 and 12,250,000 shares
issued and outstanding, respectively	12,250	12,250
Additional paid in capital	(11,760)	(11,760)
Accumulated deficit	(97,888)	(65,104)

Total Stockholders' Deficit	(97,398)	(64,614)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$37	$87

The accompanying notes are an integral part of these financial statements.

1

PC 9-1-1, INC.
(fka Wannigan Ventures, Inc.)
(A Development Stage Company)
Statements of Operations

			From Inception
	For the	For the	on August 15,
	Year Ended	Year Ended	2003 Through
	December 31,	December 31,	December 31,
	2007	2006	2007

REVENUES	$-	$-	$-

OPERATING EXPENSES

Organizational costs	-	-	490
Professional fees	6,534	5,026	15,910
Management fees-related party (note 2)	24,000	24,000	78,000
General and administrative	2,250	169	3,488

Total expenses	32,784	29,195	97,888

Net loss and deficit accumulated during
development stage	$32,784	$29,195	$97,888

Net loss per share	$0.00	$0.00

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	12,250,000	12,250,000

The accompanying notes are an integral part of these financial statements

2

PC 9-1-1, INC.
(fka Wannigan Ventures, Inc.)
(A Development Stage Company)
Statements of Stockholders' Deficit

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at inception, April 15, 2003	-	$-	$-	$-	$-

Common stock issued for cash
at $0.00 per share	12,250,000	12,250	(11,760)	-	490

Net loss for the year
ended December 31, 2003	-	-	-	(911)	(911)

Balance, December 31, 2003	12,250,000	12,250	(11,760)	(911)	(421)

Net loss for the year
ended December 31, 2004	-	-	-	(7,466)	(7,466)

Balance, December 31, 2004	12,250,000	12,250	(11,760)	(8,377)	(7,887)

Net loss for the year
ended December 31, 2005	-	-	-	(27,532)	(27,532)

Balance, December 31, 2005	12,250,000	12,250	(11,760)	(35,909)	(35,419)

Net loss for the year
ended December 31, 2006	-	-	-	(29,195)	(29,195)

Balance, December 31, 2006	12,250,000	12,250	(11,760)	(65,104)	(64,614)

Net loss for the year
ended December 31, 2007	-	-	-	(32,784)	(32,784)

Balance, December 31, 2007	12,250,000	$12,250	$(11,760)	$(97,888)	$(97,398)

The accompanying notes are an integral part of these financial statements

1

PC 9-1-1, INC.
(fka Wannigan Ventures, Inc.)
(A Development Stage Company)
Statements of Cash Flows
			From Inception
	For the	For the	on August 15,
	Year Ended	Year Ended	2003 Through
	December 31,	December 31,	December 31,
	2007	2006	2007

OPERATING ACTIVITIES
Net loss	$(32,784)	$(29,195)	$(97,888)
Adjustments to reconcile net
loss to net cash provided (used)
by operating activities:
Depreciation	-	-	-
Changes in operating assets and liabilities:

Change in accounts payable & deemed expenses	1,590	3,458	6,085

	Net Cash Provided by
Operating Activities	(31,194)	(25,737)	(91,803)

INVESTING ACTIVITIES
Cash paid for fixed assets	-	-	-

	Net Cash Used by
Investing Activities	-	-	-

FINANCING ACTIVITIES
Common stock issued	-	-	490
Increase in accrued expenses-related party	31,144	25,727	90,850
Increase in notes payable	-	-	500

	Net Cash Provided by
Financing Activities	31,144	25,727	91,840

NET DECREASE IN CASH	(50)	(10)	37

CASH AT BEGINNING OF PERIOD	87	97	-

CASH AT END OF PERIOD	$37	$87	$37

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

2

PC 9-1-1, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the Year Ended December 31, 2007, and the

Period from August 15, 2003 (inception) through December 31, 2007

NOTE 1 - ORGANIZATION AND BUSINESS ACTIVITIES

a.   Business Activity and Industry

PC 9-1-1, Inc. (fkaWannigan Ventures, Inc.) (the “Company”) is a Nevada corporation located in Las Vegas, Nevada. The Company was organized on August 15, 2003 to function as a holding company for making business acquisitions in various industries and providing business development services for those entities. The Company has elected a fiscal year end of December 31.

b.   Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

c.   Advertising

The Company expenses advertising costs in the period in which they are incurred. The Company incurred advertising expense of $-0- and $-0- during the years ended December 31, 2007 and 2006, respectively.

d.   Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 15, 2003 (date of inception) through December 31, 2007 of approximately $97,888 will begin to expire in 2023. Accordingly, deferred tax assets of approximately $34,300 were offset by the valuation allowance, which increased by $11,470 in 2007.

e.   Equity-Based Compensation

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

3

NOTE 1 - ORGANIZATION AND BUSINESS ACTIVITIES (Continued)

f.   Basic Income (Loss) per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of member units outstanding during the year. The diluted weighted average number of units outstanding is the basic weighted number of units adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2007 and 2006.

g.   Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

h.  Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2007, the Company’s bank deposits did not exceed the insured amounts.

i. Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided, and collection is reasonably assured.

j. Recently Issued Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  This new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.”  The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

4

NOTE 1 - ORGANIZATION AND BUSINESS ACTIVITIES (Continued)

j. Recently Issued Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.   This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.”  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be indentified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

NOTE 2 – RELATED PARTY TRANSACTIONS

a.   Convertible Note Payable

On November 17, 2003, the Company entered into a $500 non-interest bearing note payable with a stockholder, repayment of which was originally due January 1, 2005 but has been extended by the stockholder to January 1, 2009.  The stockholder retains the option to convert this loan to 500,000 shares at $.001 per share, the fair market value of which was negligible when the debt was incurred accordingly no beneficial conversion feature has been recorded.  No principal payments have been made on the note, and interest has not been imputed due to the insignificant impact on the financial statements.

5

NOTE 2 – RELATED PARTY TRANSACTIONS (Continued)

b. Accrued Expenses-Related Party

At December 31, 2007, the Company owed a stockholder $90,850.  The accruals bear no interest, are unsecured and due upon demand.

NOTE 3 – STOCKHOLDERS’ DEFICIT

Upon inception, the Company issued 49,000 shares of its unrestricted common stock at $.01 per share for total cash of $490. The proceeds were used to pay for incorporation and filing fees.

On February 27, 2007 the Company increased their issued common shares by means of a 250:1 forward split.  The Company had 49,000 shares issued and outstanding prior to the split and 12,250,000 post split.  All prior year (since inception) common shares outstanding and earnings per share amounts have been restated to reflect the 250:1 forward stock split.

On July 9, 2007 the Company increased the amount of common shares authorized from 25,000,000 to 75,000,000.

NOTE 4 – SIGNIFICANT EVENTS

On July 11, 2007, the Company, pursuant to an Acquisition Agreement, was acquired by Wannigan Ventures, Inc., a Nevada corporation (Wannigan). The shareholders of the Company received 16,270,000 shares of the common stock of the Wannigan after the acquisition and became the controlling shareholders of the combined entity, accordingly the transaction is accounted for as a recapitalization of the Company. In January 2008, the acquisition was rescinded and the shares were cancelled. The Company’s financial statements have been restated to reflect the rescinded transaction retroactively.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Summary Financial Information

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

The Company has recorded no revenues as of September 30, 2008.

6

Operating and General & Administrative Expenses

Operating expenses totaled $32,784 and $29,195 for the years ended December 31, 2007 and 2006, respectively, and $106,457 and $25,740 for the nine months ended September 30, 2008 and 2007, respectively.  These expenses consist of management fees, professional fees, and general and administrative expenses.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of September 30, 2008, we had total current assets of $36,013 and total current liabilities of $6,414.  As of December 31, 2007, we had total current assets of $37 and total current liabilities of $97,435.

During the years ended December 31, 2007 and 2006, the Company received $0 in cash from the sale of its common stock, and during the nine months ended September 30, 2008, the Company received $396,500 in cash from the sale of its common stock, net of offering costs.  These proceeds are being used for operating and general and administrative expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of additional common stock.

We had cash on hand of $37 and $87 as of December 31, 2007 and 2006, respectively, and $30,013 as of September 30, 2008. We have sufficient cash to meet our short-term expansion needs over the next 12 months.

The Company will require additional cash, either from stock sales or cash advances from stockholders and officers, to meet our financial needs and our long-term goals of an extended drilling program to prove up reserves on the Big Andy property. The Company may not be able to obtain additional financing, either in the form of debt or equity sales, and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing stockholders will likely experience further dilution of their percentage ownership of the Company.

Management's discussion and analysis of
Financial condition and results of operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007 AND 2006 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE

7

SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Upon inception, the Company issued 49,000 shares of its unrestricted common stock at $.01 per share for total cash of $490.  The proceeds were used to pay for incorporation and filing fees.

On February 27, 2007, the Board of Directors approved a 250:1 forward stock split of issued shares and an increase in the Company’s authorized common shares from 25,000,000 to 75,000,000 shares.  Common stock par value remains at $.001, and all applicable periods presented have been retroactively restated to reflect the split.

On February 27, 2007, the Board of Directors approved the distribution of up to 11,805,374 post-split shares of the total issued and outstanding shares held by its then parent company (the Parent) to the Parent’s stockholders of record on March 1, 2007 as a stock dividend. The distribution of the 11,805,374 shares took place March 1, 2007.

On April 16, 2008, the Board of Directors approved the settlement of $78,000 of debt payable to a stockholder in consideration for 3,000,000 shares valued at $.026 per share (Note 2).

On April 23, 2008, the Company entered into an agreement to purchase all the outstanding shares of iAudioCampus.com, Inc. (“iAudio”), a California company, in consideration of $400,000 cash and 13,000,000 shares of the Company’s common stock. A payment of $175,000 was made on the date of the agreement’s inception, and additional $100,000 payments were required to be made on May 22, 2008 and June 22, 2008 (extended to July 31, 2008). The remaining $25,000 was to be used for audit and legal fees.

The Company did not make the final payment of $100,000 and the agreement was terminated on August 1, 2008.  Terms of the termination included the cancellation of the 13,000,000 shares issued to iAudio for the acquisition, and conversion of the $275,000 cash advanced and the $25,000 used to pay for legal and audit expenses into a private placement in iAudio of 1,000,000 shares, and that the Company change its name.  The net cash investment of $275,000 on the balance sheet represents the Company’s ownership of the 1,000,000 iAudio shares, the certificates for which had not yet been delivered to the Company at September 30, 2008.

On August 12, 2008, the Company issued 1,335,000 shares of common stock at $0.30 per share pursuant to a private offering of units, for cash proceeds of $396,500 (net of $4,000 in offering expenses).  Each unit is comprised of one common share and one-half warrant exercisable for two years at a price of $0.50. Two warrants are required to purchase one common share.

The proceeds obtained from these financings are allowing us to complete our Phase One exploration programs on the Big Andy property. It is unlikely that we will need to raise additional funds in the next 12 months. Our existing funds will also cover our general and administrative expenses for at least the next 12 months. In the event additional funds are required, management will seek private placement subscriptions or will loan additional proceeds to the Company.

Even if our company completes our planned initial exploration programs on the Big Andy property and is successful in identifying a mineral deposit, the Company will be required to spend substantial additional funds on drilling and engineering studies before it can determine whether the mineral deposit is commercially viable. Currently, the Company does not have the

8

funds required to complete a substantial drilling program and engineering studies. In the event it is unable to raise additional funds for this work, it would be unable to proceed even if a mineral deposit is discovered.

Exploration on the Big Andy property will be conducted in phases. We have not yet started Phase One of our exploration program. If Phase One results are sufficiently encouraging, we will proceed with continued exploration in a Phase Two program. Typically, exploration results which warrant Phase Two work include:

?

Surface geochemical sample results with values that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

?

Geophysical anomalies that are suggestive of a mineral deposit, when considered in the context of the geologic setting of the property.

?

Interpretation of geological results that is indicative of a favorable setting for a mineral deposit.

These results are usually interpreted in conjunction with current metal-market conditions, management’s corporate goals, and the potential for Phase Two plans to facilitate the discovery process.

Our company has incurred operating losses and will not be able to exist indefinitely without the receipt of additional operating funds. In the view of our company’s auditors, our company requires additional funds to maintain our operations and these conditions raise substantial doubt about our ability to continue as a going concern.

The Big Andy claims were transferred to Lone Mountain Mines, Inc. by virtue of a Purchase Agreement executed in August 11, 2008, between the Company and Silver Mountain Mines. The claims were acquired at non-arm’s length for consideration of $10,000, with a 1% net smelter return royalty retained by Silver Mountain Mines. Kevin M. Murphy is President of Silver Mountain Mines as well as Lone Mountain Mines, Inc.

We will not be conducting any product research or development over the next 12 months. We do not expect to purchase any plant or significant equipment over the next 12 months.

We do not expect any significant changes in the number of our employees over the next 12 months. Our current management team will satisfy our requirements for the foreseeable future.

Our specific plan of operation for our exploration property is set out below.

Plan of Operation

We propose to complete the first phase of our two-phase exploration program on our Big Andy property by the end of 2009. Phase Two will be contingent upon positive exploration results being obtained in Phase One of our program.

Phase One

(a)	Soil and rock chip sampling
(b)	Small scale geochemical grid

9

Proposed Budget

Personnel

Geologist - (4 days @ $400/day)

$ 1,600

Field Assistant - (4 days @ $250/day)

1,000

Assays

150 samples (prep and analysis)

630

Other

Travel

2,500

Data Compilation

1,000

Digitizing

250

Accommodation/Camp Costs (4 nights @ $50/person)

400

Food

320

Misc

 200

Program Total

$ 7,900

Phase Two - Contingent Upon Phase One Results

(a)	Reverse-circulation drilling depending on the results of Phase One. Deep holes of not less than 1,200 feet would be employed to explore for gold or base metals mineralization if indicated

Proposed Budget

Reverse-Circulation Drilling 4800ft or 1464m at $25/meter	$ 36,600
Engineering and supervision	6,000
Transportation, accommodations, and meals	4,000
Sub-total	46,600
All 10% contingencies	4,660
Total	$ 51,260

Each phase of our proposed exploration will be assessed to determine whether the results warrant further work. Our company may pay finder’s fees to individuals who locate exploration properties on our behalf. No finder’s fees will be paid to any affiliated parties who may locate exploration properties on our behalf.

If the exploration results on the Company's initial phases on its property do not warrant drilling or further exploration, the Company will suspend operations on this property. The Company will then seek additional exploration properties and additional funding with which to do work on the new properties. In the event that the Company is unable to obtain additional financing or additional properties, it may not be able to continue active business operations.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, Suite 300, Salt Lake City, UT 84107.  This firm was engaged on or about October 31, 2003. To the present time, the independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.

10

Directors, Executive Officers, Promoters, And Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Lone Mountain Mines, Inc. as of December 1, 2008, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Kevin M. Murphy	62	President/CEO/Director	November 29, 2007, to present
Howard Bouch	63	Secretary/CFO/Director	April 14, 2008 to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Mr. Kevin M. Murphy, President/CEO/Director

Mr. Murphy, age 62, is an international consultant, with many years of executive management experience in corporate reorganization, finance, administration, and new business development. He has served on the Board of Directors of several companies. Mr. Murphy serves as President and CEO of Wannigan Capital Corp. and as President and Director of Lone Mountain Mines, Inc. (formerly Wannigan Ventures/PC 9-11, Inc/iAudioCampus.com).  Mr. Murphy also serves as President and CEO of Silver Mountain Mines and Aldar Group Inc., a fully reporting public company (symbol ALDJ, OTC BB) . He is also President and Chairman of the Board of Directors of Greenleaf Forum International, Inc., a private investment banking firm. Mr. Murphy became CEO and Chairman of the Board of Absolute Future.Com, Inc. on August 15, 2001.  He applied for reorganization for Absolute Future.Com through the Federal Bankruptcy Courts January 31, 2002.  Mr. Murphy filed Bankruptcy in June of 2001. He is CEO and President of a private company, Neighborhood Choices, Inc., in the International Domain registration and resale industry. He is CEO and President of Evergreen Firewood, Inc., a private company in the Alternate Fuel industry. Mr. Murphy is an alumnus of the University of California (UCLA), Los Angeles School of Economics and the California State University (CSULA) at Los Angeles's School of Business, and is an Alumni of Sigma Alpha Epsilon.

Mr. Howard Bouch, Secretary/CFO/Director

Mr. Bouch, age 63, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.  In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid

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Broadcasting Inc., a fully reporting, US Public Company, trading on the Pink Sheets under the symbol VVDB; also of UTEC, Inc. symbol UTEI.

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2007 and 2006 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2007; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2007; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2007 that received annual compensation during the fiscal year ended December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non- qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kevin M. Murphy President/CEO/Director	2007 2006	0 0	0 0	78,000 0	0 0	0 0	0 0	0 0	0 0

Howard Bouch Secretary/CFO/Director	2007 2006	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) The Company renewed its management agreement with Wannigan Consulting Corp.(WCC) a Company of which Howard Bouch is a Director and CFO, for a period of six months commencing August 13, 2008.  Pursuant to terms stated in the agreement, the Company paid $10,000 cash and issued 150,000 shares of common stock to WCC upon the signing of the agreement.  The stock was valued at $45,000 ($.30 per share) for total management fee expense of $55,000 during the quarter ended September 30, 2008.  Remaining payment terms require a $10,000 payment upon filing of this Form S1, and a $5,000 payment upon obtaining trading privileges on the NASD OTCBB.  WCC is also authorized to incur pre-approved expenses on the Company’s behalf up to $5,000.  Kevin Murphy is not an affiliate of WCC.

Director Compensation

The Directors of the Company do not receive compensation at this time.

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Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of December 1, 2008. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of December 1, 2008.

Amount and Nature of Beneficial Ownership as of December 1, 2008.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Kevin M. Murphy President/CEO/Director	1174 Manitou Dr NW Fox Island, WA 98333	1,403,630	8.39%
Wannigan Capital Corp(1)	1174 Manitou Dr NW., Fox Island, WA 98333	3,594,626	21.48%
Howard Bouch Secretary/CFO/Director	Grove House 13 Low Seaton Workington Cumbria, England CA141PR United Kingdom	110,000	0.66%
All officers and directors as a group (Group of 2)		5,108,256	30.53%
Ken Liebscher	5466 Canvasback Road Blaine, WA 98230	2,073,000	12.39%
Chancery Lane Investment Group Inc	60 Market Square, Box 364, Belize City, Belize Central America	1,166,600	6.98%
Sundance Capital Group, Inc.	625 Howe Street Suite 600, Vancouver, BC CANADA V6C 2T6	854,540	5.11%%

(1) Kevin Murphy is the President of Wannigan Capital and also President/CEO/Director of the Company

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Certain Relationships And Related Transactions and Director Independence

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the Registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-K had or is to have a direct or indirect material interest.

Convertible Note Payable

On November 17, 2003, the Company entered into a $500 non-interest bearing note payable with its then only stockholder, repayment of which was originally due January 1, 2005 but has been extended by the stockholder to January 1, 2009.  The stockholder retains the option to convert this loan to 500,000 shares at $.001 per share, the fair market value of which is negligible at September 30, 2008. Because of the negligible benefit of converting the debt to shares at the conversion price of $.001 (which management has determined will approximate the actual current fair value of the Company’s shares), no beneficial conversion feature has been recorded. No principal payments have been made on the note, and interest has not been imputed due to the insignificant impact on the financial statements.  The funds were used to pay audit fees and maintain a Company bank account.

Management Agreement

The Company entered into a management agreement with a stockholder, Wannigan Capital Corp. a Company of which Kevin Murphy is also President and CEO (Wannigan), for the period of one year commencing October 1, 2004.  The agreement was automatically renewed at the end of the initial term, and continued to be renewed indefinitely for one-year periods until terminated December 31, 2007. Wannigan acted as the office manager and management consultant for the Company, and was compensated $2,000 per month, plus reasonable out-of-pocket expenses. At December 31, 2007, the Company had incurred 39 months of consulting expense totaling $78,000. On April 16, 2008, the $78,000 was paid to Wannigan by issuance of 3,000,000 shares of common stock valued at $.026 per share.

The Company renewed its management agreement with Wannigan Consulting Corp.(WCC) a Company of which Howard Bouch is a Director and CFO, for a period of six months commencing August 13, 2008.  Pursuant to terms stated in the agreement, the Company paid $10,000 cash and issued 150,000 shares of common stock to WCC upon the signing of the agreement.  The stock was valued at $45,000 ($.30 per share) for total management fee expense of $55,000 during the quarter ended September 30, 2008.  Remaining payment terms require a $10,000 payment upon filing of this Form S1, and a $5,000 payment upon obtaining trading privileges on the NASD OTCBB.  WCC is also authorized to incur pre-approved expenses on the Company’s behalf up to $5,000.  Kevin Murphy is not an affiliate of WCC,

Mineral Claims

On August 11, 2008, the Company entered into an agreement with a company affiliated with one of the Company’s Directors (the Affiliate) to acquire an undivided 100% interest in a mineral prospect (the Property) located in British Columbia, Canada, for consideration of $10,000 cash, which amount has been paid.  The Company has not yet located proved reserves, but plans to explore the Property for gold and silver.  Once reserves are located and upon commencement of commercial production, the Company is to pay a royalty to the Affiliate equal to 1% of net smelter returns.

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